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                                                                       EXHIBIT 1

                                   AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of NetSolve, Incorporated.

     Executed as a sealed instrument this 11th day of February, 2000.

GATEWAY VENTURE PARTNERS III, LIMITED PARTNERSHIP

By:  Gateway Associates III, Limited Partnership
     Its General Partner

     By: /s/ John S. McCarthy
        ------------------------------
        John S. McCarthy
        A General Partner

GATEWAY ASSOCIATES III, LIMITED PARTNERSHIP


By: /s/ John S. McCarthy
   ---------------------------
   John S. McCarthy
   A General Partner